Exhibit 10.61
2013
Restricted Share Award Agreement

Non-employee Directors

THIS AGREEMENT, effective October 1, 2013 is made by and between The Andersons, Inc. (the “Company”), an Ohio corporation, and <Participant Name>, (“Non-employee Director”).

WHEREAS, Non-employee Director is a valuable and trusted contributor to the Company’s success and the Company considers it desirable and in its best interest to better align the interests of Non-employee Director with shareholder interests by having a right to receive common shares of the Company through a grant of Restricted Share Awards (the “Shares”); and

WHEREAS, the program for issuance of the Shares is provided in The Andersons, Inc. Long-Term Performance Compensation Plan (the “Plan”) which has been approved by the Board of Directors of the Company (the “Board”), and was ratified by the Company’s shareholders..

NOW, THEREFORE, subject to the provisions set forth herein and the terms and conditions of the Plan, the terms of which are hereby incorporated by reference, and in consideration of the agreements of Non-employee Director herein provided, it is agreed by and between the parties as follows:

1.
Grant of Shares: The Company hereby grants to Non-employee Director <Shares Granted> common shares in accordance with the Plan, and in the manner and subject to the terms hereinafter provided. Following Non-employee Director’s electronic acceptance of this Agreement, the Shares shall be registered in Participant’s name on the books of the Company as represented by the Company’s Registrar and Transfer Agent (currently Computershare), in book entry form. By accepting the Agreement, Participant declares having read this Agreement and agrees to be bound by all the terms and conditions contained herein.

2.	Vesting: On October 1, 2014, vesting of 100% of the Shares shall occur.

3.
Ownership Rights on Unvested Shares: Non-employee Director has the right to receive cash dividends on the Shares prior to vesting. Dividends must be recorded by the Company as taxable compensation and therefore shall be reported to Non-employee Director and to appropriate tax authorities. Further, Non-employee Director has the right to vote the unvested Shares held by the Company. Any shares issued in the event of any change in capitalization, such as a share split or share dividend, shall be treated as additional Shares under the award and shall be subject to the same restrictions and other terms and conditions, including vesting requirements, that apply to the Shares granted pursuant to this Agreement. Non-employee Director is prohibited from selling ownership rights to the Shares until vesting occurs.

4.
Delivery of Shares: Vested shares shall be delivered to Non-employee Director as soon as practicable following the date of vesting. In that regard, Non-employee Director shall comply with (or provide adequate assurance as to future compliance with) all applicable securities laws. Vested shares are taxable compensation based on the market value of the Shares on the date of vesting (i.e., closing price on the business day prior to the date of vesting). Compensation from vested shares shall be recorded as compensation by the Company and reported to Non-employee Director and appropriate tax authorities.

5.
Termination and Forfeiture of Rights: Non-employee Director’s right to receive unvested Shares shall terminate and be forfeited upon ceasing to be a member of the Board for any reason, except as otherwise provided in this paragraph. In the event of Non-employee Director’s death or permanent disability a proportionate number of Shares shall be deemed vested as of the day following Non-employee Director’s last day of Board service. The number of months of service (rounded to the nearest whole month) from the effective date of this Agreement to the Non-

Employee Director’s last day of Board service as a percentage of the original vesting period of such Shares shall be used to determine the proportionate number of shares. In the event of a “change of control” of The Andersons, Inc., as defined by the Plan document all unvested Shares shall be deemed earned (i.e., 100% vested) and all restrictions will lapse as of the date of the event. If any special vesting events described in this paragraph occur, Shares shall be distributed as soon as practicable following the date of such event.

6.
Limited Power of Attorney to Transfer Unvested Shares Upon Termination: In order to facilitate the transfer to the Company of any Shares in which Non-employee Director forfeits vesting rights pursuant to the terms of this Agreement, Non-employee Director agrees to hereby appoint the Treasurer of The Andersons, Inc. Non-employee Director’s attorney in fact, with full power of substitution, to act for Non-employee Director in Non-employee Director’s name and place to sell, assign, and transfer Shares of The Andersons, Inc., registered in Participant’s name on the books of the Company as represented by the Company’s Registrar and Transfer Agent, in book entry form, and to receive the consideration for the Shares. Such power of attorney is irrevocable and coupled with an interest. By accepting this Agreement, Participant hereby ratifies all acts which Participant’s attorney in fact or the Treasurer of The Andersons, Inc. substitute lawfully performs pursuant to the power conferred by this instrument.

7.
Other Acknowledgments: Non-employee Director acknowledges that the Compensation & Leadership Development Committee may adopt and/or change from time to time such rules and regulations as it deems proper to administer the Plan.

8.	Binding Effect: This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date indicated below.

THE ANDERSONS, INC.

By: /s/ Arthur D. DePompei            October 2, 2013
Arthur D. DePompei    Date
Vice President, Human Resources

NON-EMPLOYEE DIRECTOR

By: <Electronic Signature>        <Acceptance Date>